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                                                                     EXHIBIT 5.1



                     [Layne Christensen Company letterhead]



                                  May 24, 2002



Layne Christensen Company
1900 Shawnee Mission Parkway
Mission Woods, Kansas  66205


             Re:    Layne Christensen Company
                    1,686,000 Shares of Common Stock, Par Value $0.01 Per Share


Ladies and Gentlemen:

               In connection with the registration of the resale of 1,686,000 shares (the "Shares") of common stock, par value $0.01 per share, of Layne Christensen Company (the "Company") under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on May 24, 2002 on behalf of the selling stockholders named in the Registration Statement, you have requested my opinion with respect to the matters set forth below.

               In my capacity as the Vice President and General Counsel of the Company, I am familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

               In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

               I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

               Subject to the foregoing, it is my opinion that, as of the date hereof, the Shares have been duly authorized and are validly issued, fully paid and nonassessable.



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               I consent to your filing this opinion as an exhibit to the
Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus included in the Registration Statement.



                                        Very truly yours,

                                        /s/ Steven F. Crooke